UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2007

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On October 15, 2007, Olin Corporation, a corporation organized under the Commonwealth of Virginia (“Olin”), and Global Brass and Copper Acquisition Co., a corporation organized under the State of Delaware (the “Purchaser”), issued a press release announcing that the two companies had entered into a Purchase Agreement dated as of October 15, 2007 (the “Purchase Agreement”), pursuant to which the Purchaser has agreed to purchase, and Olin has agreed to sell, Olin’s metals business (the “Business”) for $400,000,000 in cash and the assumption of certain liabilities relating to the Business, subject to a working capital adjustment.  The Purchaser is an affiliate of investment funds managed by KPS Capital Partners, LP (collectively, the “Sponsor Funds”).  The Business is engaged in the copper and copper alloy sheet, strip, foil, rod, welded tube, plate, fabricated parts and stainless steel and aluminum strip manufacturing and distribution business and the related research and development activities.  The transaction is expected to be completed in the fourth quarter of 2007.

The Purchase Agreement contains customary representations, warranties and covenants of Olin and the Purchaser.  In particular, the Purchase Agreement contains customary non-compete and non-solicitation of employees covenants.

The acquisition of the Business is subject to customary closing conditions, including (a) the receipt of antitrust approval, (b) there not having occurred a material adverse effect on the Business since December 31, 2006, (c) the accuracy of representations and warranties set forth in the Purchase Agreement as of the closing of the acquisition (the “Closing”) and (d) the performance of covenants set forth in the Purchase Agreement.  The acquisition of the Business is not subject to a financing condition.  However, if the Purchaser has not received the debt financing on the date that the Closing would otherwise occur under the Purchase Agreement, the Purchaser has the right to delay the date of the Closing by up to 20 calendar days.

Pursuant to the Purchase Agreement, Olin has agreed to indemnify the Purchaser under certain circumstances for, among other things, (a) breaches of the representations, warranties and covenants of Olin included in the Purchase Agreement, subject to, in the case of the representations and warranties, a $5,000,000 deductible and a $30,000,000 cap, (b) certain enumerated environmental liabilities accruing before the Closing, (c) a portion of other environmental liabilities accruing before the Closing, subject to a $1,000,000 deductible and a $30,000,000 cap, (d) a portion of certain other liabilities accruing before the Closing and (e) taxes accrued by the Business prior to the Closing.

The Purchase Agreement may be terminated in certain customary circumstances, including if the Closing has not occurred by six months after signing of the Purchase Agreement.  The Purchase Agreement may also be terminated by Olin if, after all conditions to the obligation of the Purchaser to close the acquisition of the Business have been satisfied, the Purchaser has not received the proceeds of the debt financing.  In that event, Olin will be entitled to a $10,000,000 termination fee, which will be its sole and exclusive remedy.

Concurrently with the execution of the Purchase Agreement, the Sponsor Funds delivered to Olin limited guarantees of the Purchaser’s obligations under the Purchase Agreement, up to a maximum of $20,000,000.  Olin, on the one hand, and the Purchaser, on the other hand, are subject to an overall cap on damages of $20,000,000 for breaches of the Purchase Agreement.

The Purchaser has obtained equity and debt financing commitments to finance the transactions contemplated by the Purchase Agreement from the Sponsor Funds and a financial institution.

The foregoing summary of the Purchase Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The disclosure set forth in Item 5.02 below is hereby incorporated by reference.

Item 2.06          Material Impairments.

On October 15, 2007, Olin concluded that it expects to recognize a loss of approximately $140,000,000, based on an estimated September 30, 2007 balance sheet, in connection with the sale of the Business.  The final amount is to be determined following the Closing.  Olin expects that goodwill and property, plant and equipment will be impaired.  All of the impairment charges are expected to be non-cash charges.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2007, Olin’s Board of Directors authorized Olin to enter into an Executive Retention Agreement with Jeffrey J. Haferkamp, Vice President and President, Olin Brass (the “Executive”).  This agreement provides that, in the event of a sale of the Business, on the three-month anniversary of the closing of the sale, the Executive will be eligible to receive a lump-sum payment equal to $223,506 (the “Retention Bonus”), which is seventy-five percent of the Executive’s current annual base salary.  In order to be entitled to the Retention Bonus, the Executive must remain actively employed by Olin or the purchaser of the Business until the date of payment, provided that the Executive will also be entitled to payment if the Executive’s employment is terminated within three months before or after the closing of the sale either (i) involuntarily other than for cause or (ii) as a result of death or incapacity.

The foregoing summary of the Executive Retention Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Executive Retention Agreement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01.          Other Events.

Attached as Exhibit 99.2 and incorporated herein by reference is a copy of the Registrant’s press release dated October 15, 2007 announcing the entry by Olin and Purchaser into the Purchase Agreement.

Item 9.01          Financial Statements and Exhibits.

                (d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Purchase Agreement dated as of October 15, 2007, among Global Brass and Copper Acquisition Co. and Olin Corporation
99.1	Form of Executive Retention Agreement between Olin Corporation and Jeffrey J. Haferkamp
99.2	Press Release dated October 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name: George H. Pain
Title: Vice President, General Counsel and Secretary

Date:  October 15, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Purchase Agreement dated as of October 15, 2007, among Global Brass and Copper Acquisition Co. and Olin Corporation
99.1	Form of Executive Retention Agreement between Olin Corporation and Jeffrey J. Haferkamp
99.2	Press Release dated October 15, 2007